SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


       Date of report (Date of earliest event reported) December 30, 1998
                                                       -----------------

                                 ConSyGen, Inc.
                ------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)


           Texas                     17598                       76-0260145
----------------------------      -----------                  -------------
(State or Other Jurisdiction      (Commission                  (IRS Employer
      of Incorporation)           File Number)               Identification No.)


 125 South 52nd Street, Tempe Arizona                               85281
----------------------------------------                            -----
(Address of Principal Executive Offices)                          (Zip Code)


       Registrant's telephone number, including area code (602) 394-9100
                                                          --------------


                                       N/A
         -------------------------------------------------------------
         (Former Name or Former Address, if Changed Since Last Report)

ITEM 5. OTHER EVENTS

     On December 3, 1998, the three holders of the Company's outstanding Convertible Debentures, Sovereign Partners Limited Partnership, a Delaware limited partnership, Dominion Capital Fund, Ltd., a Bahamian Corporation, and Canadian Advantage Limited Partnership, an Ontario, Canada, Limited Partnership, commenced an action (Case No. 98CIV.8457 in the United States District Court for the Southern District of New York) against the Company for specific performance of the provisions of the Debentures which permit the holders to convert the debt evidenced by the Debentures into shares of the Company's common stock. The Debentures are described on page 10 of the Company's Registration Statement on Form S-3, filed with the Securities and Exchange Commission, effective September 29, 1998.

     On December 28, 1998, the Company has filed an answer in that action denying that, under the pertinent circumstances, the Company is obligated to effect any such conversion. The Company also filed a counterclaim against the holders, and new claims against certain agents of the holders, in the same action, alleging that the holders and the agents made material misrepresentations in connection with the purchase and sale of the Debentures and made unlawful short sales of the Company's common stock.

     The Company believes that it will prevail in the action. As with any litigation, however, the outcome cannot be predicted with any degree of certainty. The Company may incur significant legal expenses in connection with the litigation.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          ConSyGen, Inc.

Date: December 30, 1998                   By: /s/ Thomas S. Dreaper
      ------------------                     --------------------------------
                                             Thomas S. Dreaper, President
                                             and Chief Executive Officer